EXHIBIT 99.2

Terrance G. Howson
Vice President
Investor Relations

FirstEnergy Corp.
76 S. Main Street
Akron, Ohio 44308
Tel 973-401-8519
November 4, 2005

TO THE INVESTMENT COMMUNITY: 1

Certain FirstEnergy companies have entered into an agreement (Agreement) with the Northeast Ohio Public Energy Council (NOPEC), and certain FirstEnergy companies have entered into a Supplemental Stipulation (Stipulation) to the Rate Certainty Plan (RCP) with various parties including the Office of Consumers’ Counsel (OCC). The Agreement and Stipulation provide for additional customer benefits and expand the number of parties that agree to support, or to not oppose, the RCP application and stipulation, which is pending before the Public Utilities Commission of Ohio (PUCO). This letter provides additional details about the Agreement and Stipulation.

Background

On October 21, 2003, to address PUCO concerns regarding rising power prices in an undeveloped competitive electricity marketplace, FirstEnergy Corp.’s Ohio electric utility operating companies (Companies) filed the Rate Stabilization Plan (RSP) to provide customers of FirstEnergy’s subsidiaries - Ohio Edison Company (OE), The Cleveland Electric Illuminating Company (CEI) and The Toledo Edison Company (TE) - with generation price and supply stability through 2008. Under the RSP, the Companies maintained the obligation to provide full service to customers through 2008, while still affording customers the benefits of a competitive marketplace through an annual competitive auction. The RSP also provided for the continuation of certain rate discounts that would have otherwise expired, the implementation of specified regulatory accounting practices, provisions to support customer shopping, and the opportunity for the Companies to seek recovery of increased fuel costs. After PUCO approval, the Companies implemented the RSP on August 5, 2004.

On September 9, 2005, in an effort to provide increased stability for customer rate levels and for the Companies’ financial performance, the Companies proposed to implement the RCP as an attractive supplement to the RSP. The RCP has been designed to provide customers with lower, more certain rate levels than otherwise available under the RSP during the Plan period, and to provide the Companies with financial results generally comparable to those attainable under the RSP (see the Letter to the Investment Community dated September 9, 2005 for additional details, available at www.firstenergycorp.com/ir). The PUCO has scheduled hearings on the RCP to commence on November 29, 2005.

1 Please see the forward-looking statement at the end of this letter

Agreement with NOPEC

Pursuant to the terms of the Agreement, NOPEC customers currently served by Green Mountain Energy Company will be entitled to electric generation service in 2006, 2007 and 2008 at the utility standard offer tariff rates, less a discount. This discount is expected to be 5% for the residential class, and 1% for the governmental and commercial classes. The cumulative discount, plus certain administrative fees paid to NOPEC, will be capped at $26 million. Once the $26 million cap is reached, there will be no obligation to provide further discounts or pay any other fees to NOPEC.

As a part of the Agreement, NOPEC agrees that it will not oppose, nor will NOPEC fund any community or other effort to oppose, the pending applications for the RCP or any fuel case proceedings with respect to the 2006 - 2008 plan period.

Supplemental Stipulation with Various Parties

Pursuant to the terms of the Stipulation, the Companies agree to implement a demand side management (DSM) program for the years 2006 through 2008 funded at an aggregate level of $25 million ($4.9 million in 2006, $9.5 million in 2007, and $10.6 million in 2008). All DSM costs, including administrative costs resulting from the implementation of the DSM programs, will be deferred. The deferred balance will include an accrued carrying cost at a rate equal to the respective operating company’s long-term cost of debt. Beginning in 2009, the deferred balance will be amortized over a three-year period and collected through a rider on residential customers’ bills.

In addition to this DSM program, the Companies agree to provide an additional $3 million for other DSM programs over the 2007 to 2008 time period. These funds will be allocated and utilized for DSM programs as determined by the OCC and will not be deferred for future collection from customers.

The Stipulation shortens the advance notice period that a government aggregator must provide to the Companies if they intend to be served by another supplier and remain eligible to receive 100% of the RSC rate component as part of the shopping credit.

In addition to the OCC, other Stipulation signatories include Ohio Partners for Affordable Energy, and various environmental, consumer and community groups. In addition, several cities, township trustee, and county commissioner entities are signing the Stipulation as Non-Opposing Parties to the RCP filing.

The signatory parties and the Non-Opposing Parties agree not to oppose the Rate Certainty Plan.

Benefits of the Agreement and Stipulation

The RCP provides a variety of customer benefits including the synchronization of both upward and downward rate adjustments to 2009, which otherwise would have occurred during the 2006 to 2008 period. The Agreement and Stipulation now add additional customer rate and environmental benefits as described above. The RCP is also expected to provide the Companies with the benefits of a more stable and consistent earnings pattern and the ability to defer up to $450 million of delivery system improvement expenditures.

The Agreement and Stipulation significantly expand the number of parties that are agreeing to support, or not to oppose, the RCP. We are hopeful that this will accelerate the hearing process and improve the likelihood that the PUCO will approve the RCP in a timely manner.

Upcoming FirstEnergy Investor Events

Edison Electric Institute (EEI) Financial Conference
November 6-9, 2005
Hollywood, FL

Annual FirstEnergy Analyst Meeting
November 30, 2005
New York City

If you have any questions concerning information in this update, please call Kurt Turosky, Director of Investor Relations, at (330) 384-5500, or me at (973) 401-8519.

Very truly yours,
Terrance G. Howson
Vice President - Investor Relations

Forward-Looking Statements

This investor letter includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate", "potential", "expect", "believe", "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of our regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), the uncertainty of the timing and amounts of the capital expenditures (including that such amounts could be higher than anticipated) or levels of emission reductions related to the settlement agreement resolving the New Source Review litigation, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits, fines or other enforcement actions and remedies) of government investigations and oversight, including by the Securities and Exchange Commission, the United States Attorney’s Office and the Nuclear Regulatory Commission as disclosed in the registrants’ Securities and Exchange Commission filings, generally, and with respect to the Davis-Besse Nuclear Power Station outage and heightened scrutiny at the Perry Nuclear Power Plant in particular, the availability and cost of capital, rising interest rates and other inflationary trends, the continuing availability and operation of generating units, the ability of generating units to continue to operate at, or near full capacity, the inability to accomplish or realize anticipated benefits of strategic goals, (including the proposed transfer of nuclear generation assets), the ability to improve electric commodity margins and to experience growth in the distribution business, any decision of the Pennsylvania Public Utility Commission regarding the plan filed by Pennsylvania Power Company on October 11, 2005 to secure electricity supply for its customers at a set rate, the ability to access the public securities and other capital markets, the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the August 14, 2003 regional power outage, the final outcome in the proceeding related to FirstEnergy's Application for a Rate Stabilization Plan (RSP) in Ohio, specifically, the Public Utilities Commission of Ohio's acceptance of the September 9, 2005 proposed supplement to the RSP, the risks and other factors discussed from time to time in the registrants' Securities and Exchange Commission filings, including their annual report on Form 10-K for the year ended December 31, 2004, and other similar factors. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained in this document as a result of new information, future events, or otherwise.